U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005

Equus II Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19509	76-0345915
(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, 13th Floor, Houston, Texas 77019

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (713) 529-0900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 30, 2005, Nolan Lehmann resigned as President of the registrant and the Board of Directors appointed Anthony R. Moore as President of the registrant to replace Mr. Lehmann.

Mr. Moore, age 59, has been the Co-Chairman of the Board and Co-Chief Executive Officer of Moore, Clayton & Co., Inc., since July 1999. Since February 1, 2005, he has also served a Executive Vice Chairman of MCC Energy plc. From 1995 to July 1999, he was President and CEO of New Energy Ventures, Inc., a joint venture with UniSource Energy Corp. that provided electricity, energy products, services and technology based energy solutions to customers in deregulating energy markets primarily in California and the North-eastern U.S. From 1991 to 1995, he served as Chairman of Corporate Finance at Barclays de Zoete Wedd in London, where he also held the position of CEO of Global Investment Banking Services and was a member of the Board of Bankers Trust International. From 1982 to 1991, he held various senior positions with Goldman Sachs & Co., including Head of Investment Banking in Tokyo, Managing Director of Goldman Sachs Asia in Hong Kong, and Executive Director responsible for large corporate clients in London. Mr. Moore has a Bachelor of Arts degree from the University of Exeter. His business address is Aurora House, 5-6 Carlos Place, London, England W1K 3AP.

Item 7.01. Regulation FD Disclosure.

On June 30, 2005, the proposed management agreement between the registrant and Moore, Clayton Capital Advisors, Inc. was approved by the stockholders of the Fund at its 2005 annual meeting of stockholders.

Item 9.01. Financial Statements and Exhibits.

(a) None

(b) None

(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated July 5, 2005 titled “Equus II Incorporated Shareholders Approve New Investment Adviser”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUUS II INCORPORATED

Dated: July 5, 2005	By:	/s/ HARRY O. NICODEMUS IV
Harry O. Nicodemus IV Vice President and Chief Financial Officer

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